UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2019

ENANTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35839	04-3205099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472

(Address of principal executive offices, including zip code)

(617) 607-0800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17, CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 6, 2019, Enanta Pharmaceuticals, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K making disclosures under Item 5.07 (the “Initial 8-K”). This Form 8-K/A amends the Initial 8-K to disclose under Item 5.02 the adoption of Enanta’s 2019 Equity Incentive Plan.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Equity Incentive Plan

At our 2019 annual meeting of stockholders, held on February 28, 2019, our stockholders approved the 2019 Equity Incentive Plan (the “2019 Equity Plan”).  The 2019 Equity Plan replaces our 2012 Equity Incentive Plan (the “2012 Equity Plan”) and provides 1,600,000 new shares of common stock for equity awards to our employees, directors and consultants, in addition to any shares still available, or that may become available through forfeitures of prior equity awards, under the 2012 Equity Plan and its predecessor, the 1995 Equity Incentive Plan.   The 2019 Equity Plan also terminated the so-called “evergreen provision”, which was a feature of our 2012 Equity Plan, that provided for automatic annual increases to the number of reserved shares.  The material terms of the 2019 Equity Plan are described below.

Administration and Eligibility

Awards are made by the Compensation Committee, which has been designated by our Board of Directors to administer the 2019 Equity Plan. Subject to certain limitations, the Compensation Committee may delegate to one or more of our executive officers the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 and are not “executive officers” for purposes of the Securities Exchange Act of 1934, as amended. The Compensation Committee will administer the 2019 Equity Plan and determine the terms and conditions of each equity award to our executive officers and directors, including the number of shares subject to the award, the exercise price and the form of payment of the exercise price for any stock option, the vesting conditions of the award and the terms of any withholding of shares or other provisions to satisfy tax withholding requirements for the award.

Types of Awards

The 2019 Equity Plan provides for the following categories of awards:

Stock Options. The Compensation Committee may grant options to purchase shares of common stock that are either incentive stock options, or ISOs, eligible for the special tax treatment described below, or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as the Compensation Committee may determine, including by delivery of shares of common stock owned by the optionholder, by a broker-assisted cashless exercise, or by Enanta retaining shares otherwise issuable pursuant to the option.

Restricted Stock. Our Compensation Committee may grant shares of common stock that are only earned if specified conditions, such as a completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture. Shares of restricted stock may not be sold, transferred or otherwise encumbered until earned, unless the Compensation Committee provides otherwise.

Restricted Stock Units. Our Compensation Committee may grant units that represent the right to receive shares of our common stock, subject to such terms, restrictions, conditions, performance criteria, vesting requirements, settlement terms, and payment rules, if any, as the Compensation Committee shall determine.

Unrestricted Stock. Our Compensation Committee may grant shares of common stock that are not subject to restrictions or forfeiture.

Stock Appreciation Rights. Our Compensation Committee may grant stock appreciation rights, or SARs, where the participant receives cash, shares of common stock, or other property, or a combination thereof, as determined by the Compensation Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option shall terminate to the extent that the related option is exercised, and the related option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with options shall have an exercise price not less than the exercise price of the related option. SARs granted alone and unrelated to an option shall have an exercise price not less than 100% of the Fair Market Value of the common stock on the date of award may be granted at such exercise prices as the Compensation Committee may determine.

Stock Dividends and Stock Splits

If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock thereafter deliverable upon the exercise of an outstanding option or upon issuance under another type of award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the per share purchase price and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Other Dividends

Dividends (other than stock dividends as described above) may accrue but are not payable prior to the time, and only to the extent that, the underlying shares have vested or restrictions or rights to reacquire shares subject to awards have lapsed.

Corporate Transactions

Upon a merger, consolidation or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2019 Equity Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant, provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	provide that outstanding awards shall become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event;

•

in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to vested outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options; and

•

with respect to stock grants, and in lieu of any of the foregoing, our Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination

The 2019 Equity Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board which requires stockholder approval (1) under the rules of the Nasdaq Stock Market, (2) in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, or (3) for any other reason, is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights any outstanding awards without the holder’s consent. Other than in connection with stock dividends, stock splits and corporate transactions, as summarized above, (i) the exercise price of an option may not be reduced, (ii) an option may not be canceled in exchange for a replacement option having a lower exercise price, or for another award or for cash, and (iii) no other action may be taken that is considered a direct or indirect “repricing,” in each case without stockholder approval.

Duration of the 2019 Equity Plan

The 2019 Equity Plan became effective upon approval of the plan by our stockholders on February 28, 2019, and it will expire by its terms on February 28, 2029 unless extended by a subsequent vote of our stockholders approving an increase in the maximum number of shares that may be issued under the plan. In the event of any such subsequent approval, the expiration date of the 2019 Equity Plan shall automatically reset to the date ten years from the date of the latest subsequent stockholder approval. No awards may be made after termination of the 2019 Equity Plan, although previously granted awards may continue beyond the termination date in accordance with their terms.

The foregoing description of the 2019 Equity Plan is subject to, and qualified in its entirety by reference to, the full text of the 2019 Equity Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Exhibit Description
10.1	2019 Equity Incentive Plan. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019	ENANTA PHARMACEUTICALS, INC.

By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D. Chief Executive Officer